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Exhibit 5 and 23.1

                   [Letterhead of Lindquist & Vennum P.L.L.P.]


                                  June 28, 2002





Navarre Corporation
7400 49th Avenue North
New Hope, MN  55428

             Re: Opinion of Counsel as to Legality of 750,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

             This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 750,000 shares of Common Stock, no par value, ("Shares") of Navarre Corporation (the "Company") offered to employees and non-employee directors of the Company pursuant to the Navarre Corporation 1992 Stock Option Plan (the "Plan"). The Company has previously registered 3,474,000 shares under the Plan. The Company is registering herewith an additional 750,000 shares authorized under the Plan.

         We have examined the originals or certified copies of such corporate records, certificates of officers of the Company or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

         Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares has been duly authorized and (ii) when issued in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

         The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                         Very truly yours,

                                         LINDQUIST & VENNUM PLLP